Exhibit 3.1

SECOND AMENDED AND RESTATED

BYLAWS

OF

HEALTHSTREAM, INC.

PREAMBLE

These Bylaws, as they may be amended from time to time (the “Bylaws”), are subject to, and governed by, the Tennessee Business Corporation Act (the “Act”) and the Fourth Amended and Restated Charter of HealthStream, Inc., a Tennessee corporation (the “Corporation”), as amended from time to time (the “Charter”). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the Act or the provisions of the Charter, such provisions of the Act or the Charter, as applicable, will be controlling.

ARTICLE I.

OFFICES

The Corporation may have such offices, either within or without the State of Tennessee, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II.

SHAREHOLDERS

2.1	ANNUAL MEETING.

An annual meeting of the shareholders of the Corporation shall be held on such date as may be determined by the Board of Directors. The business to be transacted at such meeting shall be the election of directors and such other business as shall be properly brought before the meeting.

2.2	SPECIAL MEETINGS.

Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the Chairman or a majority of the Board of Directors. Business transacted at all special meetings shall be confined to the purpose or purposes stated in the notice of meeting.

2.3	PLACE OF MEETINGS.

The Board of Directors may designate any place, either within or without the State of Tennessee, as the place of meeting for any annual meeting or for any special meeting. If no place is fixed by the Board of Directors, the meeting shall be held at the principal executive office of the Corporation.

2.4	NOTICE OF MEETINGS; WAIVER.

(A) NOTICE. Notice of the date, time and place of each annual and special shareholders’ meeting and, in the case of a special meeting, a description of the purpose or purposes for which the meeting is called, shall be given no fewer than ten (10) days nor more than two (2) months before the date of the meeting. Such notice shall comply with the requirements of Article XI of these Bylaws.

(B) WAIVER. A shareholder may waive any notice required by law, the Charter or these Bylaws before or after the date and time stated in such notice. The waiver must be in writing, be signed by the shareholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance at a meeting: (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting; and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

2.5	RECORD DATE.

The Board of Directors shall fix as the record date for the determination of shareholders entitled to notice of a shareholders’ meeting, to vote or to take any other action, a date not more than seventy (70) days before the meeting or action requiring a determination of shareholders.

A record date fixed for a shareholders’ meeting is effective for any adjournment of such meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than four (4) months after the date fixed for the original meeting.

2.6	SHAREHOLDERS’ LIST.

After the record date for a meeting has been fixed, the Corporation shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of a shareholders’ meeting and will show the address of and number of shares held by each shareholder. The shareholders’ list will be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal executive office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, his agent or attorney is entitled on written demand to inspect and, subject to the requirements of the Act, to copy the list, during regular business hours and at his expense, during the period it is available for inspection.

2.7	QUORUM; ADJOURNMENT

Except as otherwise required by the Act or provided in the Charter, a quorum for the transaction of business at any meeting of shareholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

If a quorum shall not be present or represented at any meeting, the shares entitled to vote thereat, by the affirmative vote of the holders of stock having a majority of the votes entitled to vote on such matter, shall have power to adjourn the meeting to a different date, time or place without notice other than announcement at the meeting of the new time, date or place to which the meeting is adjourned. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

2.8	VOTING OF SHARES.

Unless otherwise provided by the Act or the Charter, each outstanding share is entitled to one (1) vote on each matter voted on at a shareholders’ meeting. Only shares are entitled to vote. Shareholders are not entitled to cumulative voting for the election of directors.

If a quorum exists, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, except as otherwise required by the Charter, the Act or other applicable legal requirements. Unless otherwise provided in the Charter, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

2.9	PROXIES.

A shareholder may vote his shares in person or by proxy. Subject to the terms of any proxy statement of the Corporation with respect thereto, a shareholder may appoint a proxy to vote or otherwise act for him or her by signing a proxy or as such proxy authority is otherwise transmitted in accordance with the Act and other applicable legal requirements. An appointment of a proxy is effective when received by the Secretary or other officer of the Corporation or agent authorized to tabulate votes. An appointment is valid for eleven (11) months unless another period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

2.10	ACCEPTANCE OF SHAREHOLDER DOCUMENTS.

If the name signed on a shareholder document (a vote, waiver, or proxy appointment) corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept such shareholder document and give it effect as the act of the shareholder. If the name signed on such shareholder document does not correspond to the name of a shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept such shareholder document and to give it effect as the act of the shareholder if:

(A) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(B) the name signed purports to be that of a fiduciary representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to such shareholder document;

(C) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder, and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the shareholder document;

(D) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder, and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the shareholder has been presented with respect to such shareholder document; or

(E) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one (1) of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

The Corporation is entitled to reject a shareholder document if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has a reasonable basis for doubt about the validity of the signature on such shareholder document or about the signatory’s authority to sign for the shareholder.

2.11	ACTION WITHOUT MEETING.

Action required or permitted by the Act must be taken at a shareholders’ meeting and may not be taken without a meeting.

2.12	PRESIDING OFFICER AND SECRETARY.

Meetings of the shareholders shall be presided over by the Chairman, or if he is not present or if the Corporation shall not have a Chairman, by the Corporation’s Chief Executive Officer, or if the Chief Executive Officer is not present, by the Company’s Lead Director (unless otherwise determined by the Board of Directors), or if the Lead Director is not present or as otherwise determined by the Board of Directors, by another officer or director as may be determined by the Board of Directors. The Secretary or, in his absence, an Assistant Secretary shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the shareholders entitled to vote at such meeting shall choose any person present to act as secretary of the meeting.

2.13	NOTICE OF NOMINATIONS.

(A) Only persons who are nominated in accordance with this Section 2.13 and Section 2.15 shall be eligible for election as directors. Nominations for the election of directors may be made at a meeting of shareholders (i) as properly brought before the meeting by or at the direction of the Board of Directors or a committee appointed by the Board of Directors authorized to make such nominations, (ii) as specified in the Corporation’s notice of such meeting (or any supplement thereto), or (iii) in the case of (1) any annual meeting of shareholders or (2) any special meeting of shareholders for the election of directors called in accordance with the Charter and these Bylaws, as otherwise properly brought before the meeting by any shareholder (x) who is a shareholder of record of the Corporation both at the time the notice is provided and at the record date (an “Eligible Shareholder”), and (y) who complies with the provisions set forth in this Section 2.13 and Section 2.15. The foregoing clause (iii) shall be the exclusive means for a shareholder to submit any director nomination. All nominations made by any Eligible Shareholder must be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, (a) with respect to an election to be held at an annual meeting of shareholders, an Eligible Shareholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the 90th day, nor earlier than the 120th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the Eligible Shareholder to be timely must be so received not earlier than the 120th day prior to the date of the annual meeting and not later than (i) the 90th day before such annual meeting, or (ii) if the first public disclosure (as defined below) of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public disclosure of the date of the annual meeting is first made, and (b) with respect to an election to be held at a special meeting of shareholders for the election of directors called in accordance with the Charter and these Bylaws, an Eligible Shareholder’s notice shall be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the 120th day prior to the date of the special meeting and not later than (A) the 90th day before such special meeting, or (B) if the first public disclosure of the date of special meeting is less than 100 days prior to the date of such special meeting, the tenth day following the day on which public disclosure of the date of the special meeting is first made.

(B) In the case of any nomination by an Eligible Shareholder, to be in proper written form, any such notice shall set forth in writing:

(1) as to each person whom the Eligible Shareholder proposes to nominate for election or re-election as a director (the “Nominee”):

(i) the name, age, business address and residence address of such Nominee;

(ii) the principal occupation or employment of such Nominee;

(iii) a description of all direct and indirect compensation and other material agreements, arrangements and understandings, and any other material relationships, in any such case during the past three years, between or among the Eligible Shareholder, any Proposing Shareholder (as defined below) and/or any Shareholder Associated Person (as defined below) of such Eligible Shareholder or Proposing Shareholder, on the one hand, and each Nominee and his or her respective Affiliates and Associates (as such terms are defined below), or others acting in concert therewith, on the other hand, in connection with the nomination of such Nominee, such Nominee’s potential service as a director of the Corporation or otherwise, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the Eligible Shareholder, any Proposing Shareholder or any Shareholder Associated Person of such Eligible Shareholder or Proposing Shareholder were the “registrant” for purpose of Item 404 and the Nominee were a director or executive officer of such registrant;

(iv) all information with respect to the Nominee that would be required to be provided to the Corporation pursuant to clause (2) of Section 2.13(B) of these Bylaws below if the Nominee were an Eligible Shareholder with respect to the nomination of any person for election as a director of the Corporation;

(v) any other information relating to the Nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitations of proxies in a contested election of directors, in each case pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (including, without limitation, the Nominee’s written consent to being nominated as a director and to serving as a director, if elected); and

(vi) a fully completed and signed questionnaire regarding the background and qualifications of the Nominee to serve as a director, a copy of which may be obtained upon request to the Secretary of the Corporation; and

(2) as to the Eligible Shareholder, any Proposing Shareholder and any Shareholder Associated Person of such Eligible Shareholder or Proposing Shareholder with respect to such Nominee:

(i) the name and address, as they appear on the Corporation’s books, and otherwise, of such Eligible Shareholder, any such Proposing Shareholder and any Shareholder Associated Person of such Eligible Shareholder or Proposing Shareholder covered by any of clauses (ii)-(vii) below of this Section 2.13(B)(2);

(ii) the class and number of shares of the Corporation which are directly or indirectly beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) (provided that a person shall in all events be deemed to beneficially own any shares of stock of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future) and/or owned of record by such Eligible Shareholder, any such Proposing Shareholder and any Shareholder Associated Person of such Eligible Shareholder or Proposing Shareholder, including, if such Proposing Shareholder is a beneficial owner holding shares in “street name” through a broker, bank or other nominee, a written statement from such broker, bank or nominee verifying such ownership;

(iii) the class or series, if any, and number of options, warrants, puts, calls, convertible securities, stock appreciation rights, or similar rights, obligations or commitments with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the Corporation or with a value derived in whole or in part from the value of any class or series of shares or other securities of the Corporation, whether or not such instrument, right, obligation or commitment shall be subject to settlement in the underlying class or series of shares or other securities of the Corporation (each a “Derivative Security”), which are, directly or indirectly, beneficially owned by such Eligible Shareholder, any such Proposing Shareholder or any Shareholder Associated Person of such Eligible Shareholder or Proposing Shareholder;

(iv) a description of any agreement, arrangement, understanding, or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Eligible Shareholder, any such Proposing Shareholder or any Shareholder Associated Person of such Eligible Shareholder or Proposing Shareholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of capital stock or other securities of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Eligible Shareholder, any such Proposing Shareholder and any such Shareholder Associated Person with respect to any class or series of capital stock or other securities of the Corporation, or that provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of any class or series or capital stock or other securities of the Corporation;

(v) a description of any other direct or indirect opportunity of such Eligible Shareholder, any such Proposing Shareholder or any Shareholder Associated Person of such Eligible Shareholder or Proposing Shareholder to profit or share in any profit (including any performance-based fees) derived from any increase or decrease in the value of shares or other securities of the Corporation;

(vi) a description of any agreement, arrangement, proxy or understanding between such Eligible Shareholder, any such Proposing Shareholder or any Shareholder Associated Person of such Eligible Shareholder or Proposing Shareholder, on the one hand, and any other person(s) (including any such Shareholder Associated Person, or the Nominee), on the other hand, in connection with or related to the ownership or voting of capital stock of the Corporation or the Derivative Securities (including, without limitation, pursuant to which such Eligible Shareholder, any such Proposing Shareholder or any such Shareholder Associated Person thereof has a right to vote any shares or other securities of the Corporation), the proposed director nomination or such Nominee’s potential service as a director of the Corporation;

(vii) any information relating to such Eligible Shareholder, any such Proposing Shareholder or any Shareholder Associated Person of such Eligible Shareholder or Proposing Shareholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in a contested election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(viii) a representation as to whether such Eligible Shareholder or any such Proposing Shareholder intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares reasonably believed by the Eligible Shareholder or any such Proposing Shareholder to be sufficient to elect the Nominee and/or otherwise to solicit proxies from the shareholders of the Corporation in support of such nomination; and

(ix) a representation that such Eligible Shareholder or a Qualified Representative (as defined below) thereof intends to appear in person or by proxy at the meeting to propose such nomination.

In addition, any Eligible Shareholder making any nomination shall provide to the Corporation such additional information that the Corporation may reasonably request from time to time regarding the Eligible Shareholder, any Proposing Shareholder or any Shareholder Associated Person of such Eligible Shareholder or Proposing Shareholder, if any, and/or to determine the eligibility or qualifications of the Nominee to serve as a director or an independent director, or that could be material to a reasonable shareholder’s understanding of the qualifications and/or independence, or lack thereof, of the Nominee as a director. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section 2.13 and Section 2.15.

2.14	NOTICE OF SHAREHOLDER PROPOSALS.

(A) At any meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting in accordance with this Section 2.14 and

Section 2.15. To be properly brought before a meeting of shareholders, any such business must be a proper matter for shareholder action, and must be (a) specified in the Corporation’s notice of meeting (or any supplement thereto), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) in the case of any annual meeting of shareholders, otherwise properly brought before the meeting by a shareholder (x) who is an Eligible Shareholder, and (y) who complies with the provisions set forth in this Section 2.14 and Section 2.15. The foregoing clause (c) shall be the exclusive means for a shareholder to propose any business at any meeting of shareholders. For business to be properly brought before a meeting of shareholders by a shareholder, an Eligible Shareholder must have given timely notice in proper written form to the Secretary of the Corporation. To be timely, an Eligible Shareholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the 90th day, nor earlier than the 120th day, prior to the anniversary of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the Eligible Shareholder to be timely must be so received not earlier than the 120th day prior to the date of the annual meeting and not later than (A) the 90th day before such annual meeting, or (B) if the first public disclosure of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public disclosure of the date of the annual meeting is first made. This Section 2.14 shall constitute an “advance notice provision” for annual meetings for purposes of Rule 14a-4(c)(1) under the Exchange Act.

(B) An Eligible Shareholder’s notice to the Secretary shall set forth:

(1) as to each matter the Eligible Shareholder proposes to bring before the meeting:

(i) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions intended to be presented at the meeting and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment, and the reasons for conducting such business at the meeting; and

(ii) any material interest of the Eligible Shareholder, any such Proposing Shareholder or any Shareholder Associated Person of such Eligible Shareholder or Proposing Shareholder in such business, including a description of all agreements, arrangements and understandings between such Eligible Shareholder, any such Proposing Shareholder or any such Shareholder Associated Person thereof, on the one hand, and any other person(s) (including any such Shareholder Associated Person), on the other hand (including the name(s) of such other person(s)) in connection with or related to the proposal of such business.

(2) as to the Eligible Shareholder, any Proposing Shareholder and any Shareholder Associated Person of such Eligible Shareholder or Proposing Shareholder with respect to such proposal, all information described in clauses (i)-(ix) of Section

2.13(B)(2) above (substituting references to the proposed nomination with the proposed business, where applicable):

In addition, any Eligible Shareholder proposing any business shall provide to the Corporation such additional information that the Corporation may reasonably request from time to time regarding such Eligible Shareholder, any Proposing Shareholder or any Shareholder Associated Person of such Eligible Shareholder or Proposing Shareholder, if any, and/or the business that such Eligible Shareholder proposes to bring before the meeting.

2.15	GENERAL PROVISIONS REGARDING NOMINATIONS AND PROPOSALS.

(A) An Eligible Shareholder providing notice of a nomination or business proposed to be brought before a meeting of shareholders in accordance with Section 2.13 or Section 2.14, as applicable, shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 2.13 or Section 2.14, as applicable, shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than five business days prior to the date for the meeting (in the case of the update and supplement required to be made as of the record date), or if practicable, any adjournment or postponement thereof (or, if not practicable, on the first practicable date prior to).

(B) If (i) any information required to be provided pursuant to Section 2.13 or Section 2.14, as applicable, or Section 2.15(a), in connection with any proposed director nomination or business (the “Required Information”), is not provided, (ii) any Required Information is inaccurate in any material respect, or (iii) the Eligible Shareholder, any Proposing Shareholder and/or any Shareholder Associate Person of such Eligible Shareholder or Proposing Shareholder have not acted in accordance with the representations made in the Required Information, then, as applicable, the nomination proposed by any such Eligible Shareholder shall be deemed not to have been provided in accordance with these Bylaws, and the business proposed by any such Eligible Shareholder shall be deemed not to be properly brought before the meeting in accordance with these Bylaws.

(C) The chairman of the meeting shall, if the facts warrant, determine that a nomination was not provided in accordance with these Bylaws or that business was not properly brought before the meeting in accordance with these Bylaws, as applicable, and if the chairman should so determine, he shall so declare to the meeting and any such nomination shall be disregarded and any such business not properly brought before the meeting shall not be transacted, notwithstanding that proxies in respect of any such matter may have been received by the Corporation.

(D) In no event will the adjournment or postponement of a meeting of shareholders for which notice has already been given, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described in Section 2.13 or Section 2.14.

(E) In addition to complying with the terms of these Bylaws, an Eligible Shareholder, any Proposing Shareholder and any Shareholder Associated Person of such Eligible Shareholder or Proposing Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Sections 2.13 and 2.14.

(F) Nothing in these Bylaws shall be deemed to (i) affect any right of shareholders to request inclusion of shareholder proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (ii) confer upon any shareholder of the Corporation a right to have any director nominee or any proposed business included in the Corporation’s proxy statement, or (iii) affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Charter.

(G) For purposes of these Bylaws, (w) “Affiliates” and “Associates” shall have the meanings given such terms in Rule 12b-2 under the Exchange Act, (x) “Proposing Shareholder” means the beneficial owner of shares of capital stock of the Corporation on whose behalf any director nomination or business is proposed by any Eligible Shareholder pursuant to Section 2.13 or 2.14, as applicable, if different from such Eligible Shareholder; (y) “Shareholder Associated Person” of any Eligible Shareholder or Proposing Shareholder means (i) any Affiliate or Associate of such Eligible Shareholder or Proposing Shareholder, (ii) any person directly or indirectly controlling, controlled by or under common control with any such Eligible Shareholder, Proposing Shareholder or Shareholder Associated Person referred to in clause (i) above, or (iii) any person acting in concert in respect of any matter involving the Corporation or its securities with such Eligible Shareholder or Proposing Shareholder, or any Shareholder Associated Person referenced in clauses (i) or (ii) above, and (z) “public disclosure” shall mean disclosure in a press release reported by a national new service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Exchange Act and the rules and regulations thereunder.

2.16	CONDUCT OF MEETINGS.

(A) Subject to the Act or other applicable law, the Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, and subject to the Act, the chairman of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their Qualified Representatives or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders of the Corporation shall not be required to be held in accordance with the rules of parliamentary procedure. The chairman of the meeting shall announce at the meeting when the polls close for each matter voted upon. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted. The chairman of the meeting shall have the power and authority to convene and (for any or no reason) to adjourn the meeting to another place, if any, date and time including, without limitation, in the circumstances described in Section 2.7, and/or to recess the meeting.

(B) The Corporation may, and to the extent required by law, shall, in advance of any meeting of shareholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation.

(C) Notwithstanding anything contained herein to the contrary, if an Eligible Shareholder (or a Qualified Representative thereof) does not appear at a meeting of shareholders of the Corporation to present a nomination or business proposed pursuant to Section 2.13 or Section 2.14 hereof, respectively, or any Rule 14a-8 shareholder proposal, as applicable, the Chairman of the meeting may determine and declare that such nomination shall be disregarded and such proposed business or Rule 14a-8 proposal shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.16(C), to be considered a “Qualified Representative” of the Eligible Shareholder, a person shall be either (i) the Proposing Shareholder, (ii) a duly authorized officer or other agent of the Eligible Shareholder or any Proposing Shareholder, or (iii) authorized by a writing executed by such Eligible Shareholder or an electronic transmission delivered by such Eligible Shareholder to act for such Eligible Shareholder as proxy at the meeting of shareholders in accordance with Section 2.9 of these Bylaws and applicable law, and such person must produce a writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, satisfactory to the Corporation evidencing the foregoing.

ARTICLE III.

DIRECTORS

3.1	POWERS AND DUTIES.

All corporate powers shall be exercised by or under the authority of and the business and affairs of the Corporation managed under the direction of the Board of Directors.

3.2	NUMBER AND TERM.

(A) NUMBER. The Board of Directors shall consist of no fewer than two (2) nor more than twelve (12) members. The exact number of directors, within the minimum and maximum, or the range for the size of the Board of Directors, or whether the size of the Board of Directors shall be fixed or variable-range may be fixed, changed or determined from time to time by the Board of Directors.

(B) TERM. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Each class of directors shall be elected for a three-year term. At the 2000 annual meeting of shareholders, Class I directors shall be elected for a three-year term; at the 2001 annual meeting Class II directors shall be elected for a three-year term; and at the 2002 annual meeting Class III directors shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

3.3	MEETINGS; NOTICE.

The Board of Directors may hold regular and special meetings either within or without the State of Tennessee. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

(A) REGULAR MEETINGS. Unless the Charter otherwise provides, regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting.

(B) SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman, the President or any two (2) directors. Unless the Charter otherwise provides, special meetings must be preceded by at least twenty-four (24) hours’ notice of the date, time and place of the meeting by any means of communication made in accordance with Article XI of these Bylaws, but need not describe the purpose of such meeting. Such notice shall comply with the requirements of Article XI of these Bylaws.

(C) ADJOURNED MEETINGS. A majority of directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice, if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken, and if the period of adjournment does not exceed one (1) month in any one (1) adjournment.

(D) WAIVER OF NOTICE. A director may waive any required notice before or after the date and time stated in the notice. Except as provided in the next sentence, the waiver must be in writing, signed by the director and filed with the minutes or corporate records. A director’s attendance at or participation in a meeting waives any required notice to him or her of such meeting unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

3.4	QUORUM.

Except as otherwise required by law or by the Charter, the presence of not less than a majority of the directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business.

3.5	PRESUMPTION OF ASSENT; VOTING.

If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors, unless otherwise required by law or the Charter or these Bylaws require the vote of a greater number of directors. A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to such action unless:

(A) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting business at the meeting;

(B) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or

(C) he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

3.6	ACTION WITHOUT MEETING.

Unless the Charter otherwise provides, any action required or permitted by the Act to be taken at a Board of Directors’ meeting may be taken without a meeting. If all directors consent to taking such action without a meeting, the affirmative vote of the number of directors that would be necessary to authorize or take such action at a meeting is the act of the Board of Directors. Such action must be evidenced by one or more written consents describing the action taken, signed by each director in one (1) or more counterparts, indicating each signing director’s vote or abstention on the action, which consents shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date.

3.7	COMPENSATION.

Directors, and members of any committee created by the Board of Directors, shall be entitled to such compensation for their services as directors and members of such committee as shall be determined from time to time by the Board of Directors, and shall also be entitled to reimbursement for any reasonable expenses, if any, incurred in attending meetings of the Board of Directors or of any such committee meetings. Any director receiving such compensation shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

3.8	RESIGNATION.

A director may resign at any time by delivering written notice to the Board of Directors, the Chairman, Chief Executive Officer or President, or to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

3.9	VACANCIES.

If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors or a vacancy resulting from the removal or resignation of a director, the Board of Directors may fill such vacancy by an affirmative vote of a majority of the Board of Directors then in office, even though the directors remaining in office may constitute fewer than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires.

3.10	REMOVAL OF DIRECTORS.

Any director may be removed from office, but only for cause, by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote for the election of directors, considered for this purpose as one class.

A director may be removed by the shareholders only at a meeting called for the purpose of removing him, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of directors.

ARTICLE IV.

COMMITTEES

4.1	COMMITTEES.

Unless the Charter otherwise provides, the Board of Directors (i) may create one (1) or more committees, each consisting of one (1) or more members and (ii) shall during such period of time as any securities are listed on the NASDAQ Stock Market (“NASDAQ”), by resolution passed by a majority of the Board of Directors, designate all committees required by the rules and regulations of NASDAQ. All members of committees of the Board of Directors that exercise powers of the Board of Directors must be members of the Board of Directors and serve at the pleasure of the Board of Directors or as required by the rules and regulations of NASDAQ, if applicable.

The creation of a committee and appointment of a member or members to it must be approved by the greater of (i) a majority of all directors in office when the action is taken or (ii) the number of directors required by the Charter or these Bylaws to take action.

To the extent specified by the Board of Directors or in the Charter, each committee may exercise the authority of the Board of Directors. A committee may not, however:

(I) authorize distributions, except according to a formula or method prescribed by the Board of Directors;

(II) fill vacancies on the Board of Directors or on any of its committees;

(III) adopt, amend or repeal the Bylaws;

(IV) authorize or approve reacquisitions of shares, except according to a formula or method prescribed by the Board of Directors; or

(V) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize such committee (or senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

All such committees and their members shall be governed by the same statutory requirements regarding meetings, action without meetings, notice and waiver of notice, quorum and voting requirements as are applicable to the Board of Directors and its members.

ARTICLE V.

OFFICERS

5.1	NUMBER.

The officers of the Corporation shall be a Chairman and Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary, a Treasurer and such other officers as may be from time to time appointed by the Board of Directors or by the Chief Executive Officer with the approval of the Board of Directors. One person may simultaneously hold more than one office except the President may not simultaneously hold the office of Secretary.

5.2	APPOINTMENT.

The principal officers shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors following the annual meeting of the shareholders, or as soon thereafter as is conveniently possible. Each officer shall serve at the pleasure of the Board of Directors and until his successor shall have been appointed, or until his death, resignation or removal.

5.3	RESIGNATION AND REMOVAL.

An officer may resign at any time by delivering notice to the Corporation, subject to any applicable contract rights. Such resignation is effective when such notice is delivered unless such notice specifies a later effective date. An officer’s resignation does not affect the Corporation’s contract rights, if any, with the officer.

The Board of Directors may remove any officer at any time with or without cause, but such removal shall not prejudice the contract rights, if any, of the person so removed.

5.4	VACANCIES.

Any vacancy in an office from any cause may be filled for the unexpired portion of the term by the Board of Directors.

5.5	DUTIES.

(A) CHAIRMAN. The Chairman shall preside at all meetings of the shareholders and the Board of Directors at which the Chairman is present and shall see that all orders and resolutions of the Board of Directors are carried into effect.

(B) CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Corporation shall have general supervision over the active management of the business of the Corporation.

(C) PRESIDENT. The President shall have the general powers and duties of supervision and management usually vested in the office of the President of a corporation and shall perform such other duties as the Board of Directors may from time to time prescribe.

(D) VICE PRESIDENT. The Vice President or Vice Presidents (if any) shall be active officers of the Corporation, shall assist the Chairman and the President in the active management of the business, and shall perform such other duties as the Board of Directors may from time to time prescribe. The Board of Directors may designate a Vice President to be the chief financial officer of the Corporation, in which event such authority shall preempt the duties and responsibilities set forth herein for the Secretary and Treasurer.

(E) SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and shall prepare and record all votes and all minutes of all such meetings in a book to be kept for that purpose; he shall perform like duties for any committee when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors when required. The Secretary shall have the responsibility of authenticating records of the Corporation. The Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors.

(F) TREASURER. The Treasurer shall have the custody of the Corporation’s funds and securities, shall keep or cause to be kept full and accurate account of receipts and disbursements in books belonging to the Corporation, and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse or cause to be disbursed the funds of the Corporation as required in the ordinary course of business or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman, the President and directors at the regular meetings of the Board of Directors, or whenever they may require it, an account of all of his transactions as Treasurer and the financial condition of the Corporation. He shall perform such other duties as may be incident to his office or as prescribed from time to time by the Board of Directors.

(G) OTHER OFFICERS. Other officers appointed by the Board of Directors shall exercise such powers and perform such duties as may be delegated to them.

(H) DELEGATION OF DUTIES. In case of the absence or disability of any officer of the Corporation or of any person authorized to act in his place, the Board of Directors may from time to time delegate the powers and duties of such officer to any officer, or any director, or any other person whom it may select, during such period of absence or disability.

5.6	INDEMNIFICATION AND INSURANCE.

(A) INDEMNIFICATION. The Corporation shall indemnify and advance expenses to each present and future director and officer of the Corporation, or any person who may have served at its request as a director or officer of another corporation (and, in either case, his heirs, executors and administrators), to the full extent allowed by the laws of the State of Tennessee, both as now in effect and as hereafter adopted. The Corporation may indemnify and advance expenses to any employee or agent of the Corporation who is not a director or officer (and his heirs, executors and administrators) to the same extent as to a director or officer, if the Board of Directors determines that to do so is in the best interests of the Corporation.

(B) NON-EXCLUSIVITY OF RIGHTS. The indemnification and advancement of expenses provisions of subsection (a) of this Section 5.6 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Charter, provision of these Bylaws, resolution adopted by the shareholders, or resolution adopted by the Board of Directors providing for such indemnification or advancement of expenses.

(C) INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any individual who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Act.

ARTICLE VI.

SHARES OF STOCK

6.1	SHARES WITH OR WITHOUT CERTIFICATES.

The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares of stock. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by a certificate and, upon request, every holder of uncertificated shares shall be entitled to have a certificate, signed by, or in the name of the Corporation by the Chairman of the Board, President, or a Vice President and the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation. If such a certificate is countersigned (i) by a transfer agent or an assistant transfer agent other than the Corporation or one of its employees or (ii) by a registrar, other than the Corporation or one of its employees, the signature of any such Chairman of the Board, President, Vice President, Secretary or Assistant Secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Shares of the Corporation’s stock may also be evidenced by registration in the holder’s name in uncertificated book-entry form on the books of the Corporation in accordance with a direct registration system approved by the Securities and Exchange Commission and by NASDAQ or any securities exchange on which the stock of the Corporation may from time to time be traded. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps (except that in the case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms, and with such indemnity (if any) to the Corporation, as the Board of Directors may prescribe specifically or in general terms or by delegation to the transfer agent) (see Section 6.2). In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates and record the transaction on its books. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both, in connection with the transfer of any class or series of securities of the Corporation. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

6.2	LOST, DESTROYED, OR STOLEN CERTIFICATES.

No certificate for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen except on production of evidence, satisfactory to the Board of Directors or Transfer Agent for the Corporation’s stock, of such loss, destruction or theft, and, if the Board of Directors or Transfer Agent for the Corporation’s stock so requires, upon the furnishing of an indemnity bond in such amount and with such terms and such surety as either the Board of Directors or Transfer Agent for the Corporation’s stock may in its discretion require.

ARTICLE VII.

CORPORATE ACTIONS

7.1	CONTRACTS.

Unless otherwise required by the Board of Directors, the Chairman, the Chief Executive Officer, the President or any Vice President and any designees of such officers, shall execute contracts or other instruments on behalf of and in the name of the Corporation. The Board of Directors may from time to time authorize any other officer, assistant officer or agent to enter into any contract or execute any instrument in the name of and on behalf of the Corporation as it may deem appropriate, and such authority may be general or confined to specific instances.

7.2	CHECKS, DRAFTS, ETC.

Unless otherwise required by the Board of Directors, all checks, drafts, bills of exchange and other negotiable instruments of the Corporation shall be signed by either the Chairman, the Chief Executive Officer, the President, a Vice President or such other officer, assistant officer or agent of the Corporation as may be authorized so to do by the Board of Directors, the Chairman, the Chief Executive Officer, the chief financial officer or the President, or other authorized officers of the Corporation. Such authority may be general or confined to specific business, and, if so directed by the Board of Directors, the Chairman, the Chief Executive Officer, the chief financial officer or the President, the signatures of two or more such officers may be required.

7.3	DEPOSITS.

All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Board of Directors or authorized officers of the Corporation may authorize.

7.4	VOTING SECURITIES HELD BY THE CORPORATION.

Unless otherwise required by the Board of Directors, the Chairman, the Chief Executive Officer or the President shall have full power and authority on behalf of the Corporation to attend any meeting of security holders, or to take action on written consent as a security holder, of other corporations in which the Corporation may hold securities. In connection therewith the Chairman, the Chief Executive Officer or the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

7.5	DIVIDENDS.

The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by applicable law. The record date for the determination of shareholders entitled to receive the payment of any dividend shall be determined by the Board of Directors, but which in any event shall not be less than ten (10) days prior to the date of such payment.

ARTICLE VIII.

FISCAL YEAR

The fiscal year of the Corporation shall be determined by the Board of Directors, and in the absence of such determination, shall be the calendar year.

ARTICLE IX.

CORPORATE SEAL

The Corporation shall not have a corporate seal.

ARTICLE X.

AMENDMENT OF BYLAWS

These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted at any meeting of the shareholders by the affirmative vote of the holders of stock having a majority of the votes entitled to be cast at such meeting, or by the affirmative vote of a majority of the members of the Board of Directors who are present at any regular or special meeting; provided, however, Sections 2.2, 2.11, 3.2(b) and 3.10 of these Bylaws may only be altered, amended or repealed at a meeting of the shareholders by the affirmative vote of at least 66 2/3% of the stock represented at such meeting.

ARTICLE XI.

NOTICE

Except as otherwise provided by law, the Charter or these Bylaws, whenever notice is required to be given to any shareholder, director or member of any committee of the Board of Directors, such notice may be given by personal delivery or by depositing it, in a sealed envelope, in the United States mails, postage prepaid, addressed, to such shareholder, director or member, either at the address of such shareholder, director or member as it appears on the records of the Corporation or, in the case of such a director or member, at his or her business address; and such notice shall be deemed to be given at the time when it is thus personally delivered, deposited, delivered or transmitted, as the case may be. Such requirement for notice shall also be deemed satisfied, in the case of shareholder meetings, if notice is provided by the corporation to shareholders via electronic transmission in the manner, and with the consents, provided in 48-11-202 of the Act, and, except in the case of shareholder meetings, if actual notice is received orally, by electronic mail, by facsimile or by other writing or electronic transmission by the person entitled thereto, in any such case as far in advance of the event with respect to which notice is being given as the minimum notice period required by law or these Bylaws.

ARTICLE XII

SEVERABILITY

SEVERABILITY. If any provision of these Bylaws is held to be illegal, invalid or unenforceable under any present or future law, such provision shall be fully separable, and these Bylaws shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of these Bylaws shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Notwithstanding the foregoing, if any provision or provisions of these Bylaws shall be held to be invalid, illegal or unenforceable, but only as applied to any person or entity or specific circumstance, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and the application of such provision to other persons or entities shall not in any way be affected or impaired thereby.